                                                                    EXHIBIT 23.1

                            [Letterhead of KPMG LLP]


                         Consent of Independent Auditors

The Board of Directors
Potlatch Corporation:

We consent to the use of our report dated January 24, 2001, included in Potlatch Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, incorporated herein by reference and to the use of our report dated May 25, 2001, included in the Annual Report on Form 11-K of the Potlatch Corporation Salaried Employees' Savings Plan for the year ended December 31, 2000, incorporated herein by reference.

                                                    /s/ KPMG LLP

Portland, Oregon
December 11, 2001